Exhibit T3A-76

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PEACH BLOSSOM PARTNERS LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2020, AT 3:44 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

3750852 8100 SR# 20207492493	Authentication: 203753521 Date: 09-29-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 09/25/2020 FILED 03:44 PM 09/25/2020 SR 20207492493 - File Number 3750852	STATE of DELAWARE LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

PEACH BLOSSOM PARTNERS LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of Peach Blossom Partners LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seg.), as amended from time to time.

FIRST:	The name of the limited liability company formed hereby is Peach Blossom Partners LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

THIRD:	The name and address of the registered agent for service of process on the limited liability company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 25, 2020.

Peach Blossom Partners LLC

By:	Nicholas K. Vita
Name:	Nicholas Vita
Title:	Authorized Person